UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2007

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2007, Amgen Inc. (the “Company”) issued a press release announcing its unaudited results of operations and financial condition for the three and six months ended June 30, 2007. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three and six months ended June 30, 2007 and 2006. Reconciliations for such historical non-GAAP financial measures are attached to the press release set forth as Exhibit 99.1 attached hereto. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three and six months ended June 30, 2007

For the three and six months ended June 30, 2007, the Company’s adjustments to GAAP financial measures relate to amounts associated with the impact of expensing stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) and with the Company’s acquisitions of Avidia, Inc. (“Avidia”) in October 2006 (the “Avidia Acquisition”), Abgenix, Inc. (“Abgenix”) in April 2006 (the “Abgenix Acquisition”), Tularik Inc. (“Tularik”) in August 2004 (the “Tularik Acquisition”) and Immunex Corporation (“Immunex”) in July 2002 (the “Immunex Acquisition”). In addition, the Company’s adjustments to GAAP financial measures also relate to amounts associated with the write-off of the cost of a semi-completed manufacturing asset that will not be used due to a change in manufacturing strategy (the “Manufacturing Charge”), amounts associated with asset impairment charges and related costs primarily associated with reduced capital investments as part of the rationalization of the Company’s worldwide manufacturing operations and, to a lesser degree, moderation of the expansion of our research facilities (the “Impairment Charge”), the income tax benefit recognized as a result of resolving certain non-recurring transfer pricing issues with the Internal Revenue Service for prior periods (the “Income Tax Benefit”), as well as the write-off of the pro rata portion of the deferred financing and related costs immediately charged to interest expense as a result of certain holders of our convertible notes due in 2032 exercising their March 1, 2007 put option and the related convertible notes being repaid in cash (the “Convertible Notes Expense”).

For the three and six months ended June 30, 2007, the Company reported non-GAAP financial results for cost of sales (“COS”) expense, research and development (“R&D”) expense, selling, general and administrative (“SG&A”) expense and diluted shares used in the calculation of adjusted earnings per share. COS expense, R&D expense and SG&A expense were adjusted to exclude the effects of expensing stock options in accordance with SFAS No. 123R. Diluted shares used in the calculation of adjusted diluted earnings per share were also adjusted to exclude the effects of adopting SFAS No. 123R. The Company believes that excluding the impact of expensing stock options and the related effects of adopting SFAS No. 123R provides supplemental measures that will facilitate comparisons between periods before and during when such expenses are incurred.

For the three and six months ended June 30, 2007, COS expense was also adjusted to exclude merger related expenses incurred due to the Abgenix Acquisition primarily related to the incremental costs associated with recording inventory acquired at fair value which is in excess of our manufacturing cost (the “Abgenix Merger Expense”) and to exclude the impact of the Manufacturing Charge. For the same period, R&D expense was also adjusted to exclude the ongoing, non-cash amortization of the R&D technology intangible assets acquired in the Abgenix Acquisition and the Avidia Acquisition (the “R&D Technology Intangible Assets’ Amortization”) and merger related expenses incurred due to the Tularik Acquisition primarily related to incremental costs associated with retention and/or integration (the “Tularik Merger Expense”). The Company believes that excluding the Abgenix Merger Expense and the Tularik Merger Expense provides supplemental measures that will facilitate comparisons between periods before, during and after such expenses are incurred. The Company believes that excluding the Manufacturing Charge provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur. The Company believes that excluding the R&D Technology Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

For the three and six months ended June 30, 2007, the Company reported non-GAAP adjusted provisions for income taxes, adjusted net income and adjusted earnings per share excluding, where applicable, the foregoing expense amounts and the effects of adopting SFAS No. 123R in the calculation of adjusted earnings per share for these periods for the reasons discussed above, the on-going non-cash amortization of acquired intangible assets associated with the Immunex Acquisition (primarily Enbrel®) (the “Immunex Intangible Assets’ Amortization”), the Impairment Charge and, for the six months ended June 30, 2007, the Convertible Notes Expense. The Company believes that excluding the Impairment Charge and the Convertible Notes Expense provides supplemental measures that will facilitate comparisons between periods in which such items did not occur. The Company believes that excluding the Immunex Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Three and six months ended June 30, 2006

For the three and six months ended June 30, 2006, the Company’s adjustments to GAAP financial measures relate to amounts associated with the impact of expensing stock options in accordance with SFAS No. 123R and with the Company’s acquisitions of Abgenix, Tularik and Immunex.

For the three and six months ended June 30, 2006, the Company reported non-GAAP financial results for COS expense, R&D expense, SG&A expense and diluted shares used in the calculation of adjusted earnings per share. COS expense, R&D expense and SG&A expense were adjusted to exclude the effects of expensing stock options in accordance with SFAS No. 123R. Diluted shares used in the calculation of adjusted diluted earnings per were also adjusted to exclude the effects of adopting SFAS No. 123R. The Company believes that excluding the impact of expensing stock options and the related effect of adopting SFAS No. 123R provides supplemental measures that will facilitate comparisons between periods before and during when such expenses are incurred.

For the three and six months ended June 30, 2006, R&D expense was also adjusted to exclude the on-going non-cash amortization of the R&D technology intangible assets acquired in the Abgenix Acquisition (the “Abgenix Intangible Asset Amortization”), the Tularik Merger Expense and the incremental compensation provided to certain Abgenix employees associated with their retention (the “Abgenix Retention Expense”). For the three and six months ended June 30, 2006, SG&A expense was also adjusted to exclude the Abgenix Retention Expense. The Company believes that excluding the Abgenix Intangible Asset Amortization treats those asset as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company also believes that excluding the Tularik Merger Expense and Abgenix Retention Expense provide supplemental measures that will facilitate comparisons between periods before, during and after such expenses are incurred.

For the three and six months ended June 30, 2006, the Company reported non-GAAP adjusted provisions for income taxes, adjusted net income and adjusted earnings per share, excluding the effects of adopting SFAS No. 123R in the calculation of adjusted earnings per share and the foregoing expense amounts, where applicable, for these periods for the reasons discussed above, the non-cash expense associated with writing off the acquired in-process research and development related to the Abgenix Acquisition (the “Abgenix IPR&D Write-off”) and the Immunex Intangible Assets’ Amortization. The Company believes that excluding the Abgenix IPR&D Write-off provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur and that excluding the Immunex Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

Due to the differing treatments of expensing stock options for the purpose of presenting adjusted earnings per share within and across industries, the Company also reported non-GAAP adjusted earnings per share including the impact of expensing stock options in accordance with SFAS No. 123R for the three and six months ended June 30, 2007 and June 30, 2006, as a convenience to investors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated July 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 26, 2007	By:	/s/ Robert A. Bradway
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated July 26, 2007

5